Exhibit 10.1

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is entered into and effective as of October 12, 2018 (the “Effective Date”), by and among Cambium Learning Group, Inc., a Delaware corporation (the “Purchaser”), Edcity Holding Inc., a Florida corporation (“Edcity”), VSS VKidz LLC, a Delaware limited liability company (“VSS”, and together with Edcity, the “Sellers”, and each, a “Seller”), VKidz Holdings Inc., a Delaware corporation (the “Company”), and VSS, solely in its capacity as Representative (the “Representative”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company, the Sellers, the Purchaser and the Representative are parties to that certain Stock Purchase Agreement, dated as of May 13, 2018 (as amended, the “Purchase Agreement”), as amended by that certain First Amendment to Stock Purchase Agreement, dated as of June 6, 2018, by and among the Company, the Sellers, the Purchaser and the Representative;

WHEREAS, the Purchaser is a party to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”, and together with the Purchase Agreement, the “Acquisition Agreements”), by and among the Purchaser, Campus Holding Corp. and Campus Merger Sub Inc.;

WHEREAS, pursuant to Section 10.8 of the Purchase Agreement, at any time prior to the Closing, whether before or after receipt of the Purchaser Required Vote, if applicable, the parties to the Purchase Agreement may modify or amend the Purchase Agreement by written agreement executed and delivered by duly authorized officers of the respective parties to the Purchase Agreement; and

WHEREAS, the parties to the Purchase Agreement desire to amend certain terms of the Purchase Agreement in accordance with the terms set forth herein and therein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a) The definition of “R&W Insurance Policy” set forth in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

““R&W Insurance Policy” means the “buyer’s side” representation and warranty insurance policy to be obtained by the Purchaser or any counterparty to the applicable Purchaser Control Transaction (or any Affiliate thereof), on terms and conditions acceptable to the Person obtaining such insurance policy, in such Person’s sole discretion, insuring, as of immediately following the consummation of such Purchaser Control Transaction, among other things, the Purchaser for Damages due to breaches of representations and warranties set forth in Articles III and IV.”

(b) The definition of “R&W Insurance Policy Retention Amount” set forth in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

““R&W Insurance Policy Retention Amount” means an amount equal to $1,400,000.”

(c) Section 2.3(b)(iv) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“(v) certificate of coverage showing that the R&W Insurance Policy has been obtained; and”

(d) Section 5.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“Section 5.1 Organization and Good Standing. The Purchaser is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full organizational power and authority to enter into this Agreement and each of the Purchaser Documents to which it is or will be a party, and to perform its obligations hereunder and thereunder.”

(e) Section 6.14 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“Section 6.14 Waiver. Each Seller hereby irrevocably waives in their entirety, and shall refrain from exercising under any circumstances, any dissenters’ rights, rights of appraisal, any similar rights, or any other claim or Proceeding in respect of the value of consideration received, with respect to the transactions contemplated by the Acquisition Agreements, whether pursuant to applicable Law or otherwise.”

(f) Section 7.2(g) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following text:

“(g) R&W Insurance Policy. The R&W Insurance Policy shall have been obtained.”

2. Miscellaneous.

(a) Except as expressly provided herein or any side letters executed by the parties pursuant to the Purchase Agreement, all of the terms, conditions and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall remain unchanged and in full force and effect in accordance with their respective terms. Any reference to the Purchase Agreement in any instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby. In the event of any conflict or inconsistency between the provisions of the Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

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(b) This Amendment, together with the Purchase Agreement and any side letters thereto, constitute the entire agreement among the parties hereto and thereto and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof.

(c) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of law rules thereof.

(d) This Amendment may be executed in one or more counterparts (including by facsimile or electronic .pdf submission), each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, portable document format (.pdf) or otherwise) to the other parties, it being understood that the parties need not sign the same counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASER:

CAMBIUM LEARNING GROUP, INC.

By:	/s/ Barbara Benson
Name:	Barbara Benson
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Stock Purchase Agreement]

SELLER:

EDCITY HOLDING INC.

By:	/s/ John Edelson
Name:	John Edelson
Title:	President

COMPANY:

VKIDZ HOLDINGS INC.

By:	/s/ John Edelson
Name:	John Edelson
Title:	President

[Signature Page to Second Amendment to Stock Purchase Agreement]

SELLER:

VSS VKIDZ LLC

By:	/s/ Jeffrey T. Stevenson
Name:	Jeffrey T. Stevenson
Title:

REPRESENTATIVE:

VSS VKIDZ LLC

By:	/s/ Jeffrey T. Stevenson
Name:	Jeffrey T. Stevenson
Title:

[Signature Page to Second Amendment to Stock Purchase Agreement]